Exhibit 8.3

[Letterhead of Wachtell, Lipton, Rosen & Katz]

November 3, 2014

Tim Hortons Inc.

874 Sinclair Road

Oakville, ON

Canada

Ladies and Gentlemen:

Reference is made to the registration statement on Form S-4 of 9060669 Canada Inc. (“Holdings”), a corporation continued under the laws of Canada (f/k/a 1011773 B.C. Unlimited Liability Company), and New Red Canada Limited Partnership (“Partnership”), a limited partnership organized under the laws of Ontario (f/k/a New Red Canada Partnership), including the joint information statement/circular forming a part thereof (as amended through the date hereof, the “Registration Statement”), relating to the transactions contemplated by the Arrangement Agreement and Plan of Merger dated as of August 26, 2014, by and among Burger King Worldwide, Inc., Holdings, Partnership, Blue Merger Sub, Inc., 8997900 Canada Inc., and Tim Hortons Inc. (as amended or supplemented through the date hereof, the “Agreement”). Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

We hereby confirm that, subject to the limitations and qualifications set forth in the section of the Registration Statement entitled “THE TRANSACTIONS—Material U.S.

Federal Income Tax Considerations—In General,” the discussion in the section of the Registration Statement entitled “THE TRANSACTIONS—Material U.S. Federal Income Tax Consequences of the Arrangement to U.S. Holders” constitutes our opinion as to the material U.S. federal income tax consequences of the Arrangement to U.S. holders (as defined therein) of Tim Hortons common shares.

We hereby confirm our opinion in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement, and to the references therein to us. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

Very truly yours, /s/ Wachtell, Lipton, Rosen & Katz WACHTELL, LIPTON, ROSEN & KATZ